SEARS CREDIT ACCOUNT TRUST 1990 C
MONTHLY INVESTOR CERTIFICATEHOLDERS' STATEMENT

8.70%  CREDIT ACCOUNT
PASS-THROUGH CERTIFICATES


  Under the Pooling and Servicing Agreement dated as of July  31,1990, by and among Sears, Roebuck and Co. ("Sears"), Sears Receivables Financing Group, Inc. and Bank of America Illinois, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with
respect to the distribution of    August 25, 1995       (the "current
Distribution Date") and with respect to the performance of the Trust
during the Due Period ended       July, 1995            (the "related
Due Period") is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.


A.Information  Regarding   the  Current  Monthly   Distribution
  (Stated on the  Basis of  $1,000  Original Principal Amount).

  1.The total amount of the distribution to Investor
    Certificateholders on the current Distribution Date
    per $1,000 interest...............................       ****************

  2.The amount of the distribution set forth in paragraph
    1 above in respect of interest on the Investor
    Certificates,  per $1,000 interest............              $7.250000000

  3.The amount of the distribution set forth in paragraph
    1 above in respect of principal on the Investor
    Certificates,  per $1,000 interest...........            ****************

B.Information Regarding the Performance of the Trust.

  1.Collections of Receivables.

    (a)The aggregate amount of Collections  of
       Finance Charge Receivables processed
       during the related Due Period..........                 $7,681,862.83

    (b)The aggregate amount of Collections of
       Principal Receivables  processed during the
       related Due Period........................             $24,283,045.40

    (c)The aggregate amount of Collections of Finance
       Charge Receivables  processed during the
       related Due Period which were allocated in
       respect of the Investor Certificates....                        $0.00

    (d)The  aggregate amount of Collections of
       Principal Receivables  processed during the
       related Due Period which were allocated
       in respect of the Investor Certificates......           $9,860,889.44

    (e)The aggregate  amount of Collections of Finance
       Charge Receivables processed during the
       related Due Period which were allocated
       in respect of the Seller Certificate......                      $0.00

    (f)The aggregate amount of Collections of
       Principal Receivables processed during the
       related Due Period which were allocated
       in respect of the Seller Certificate.....              $14,422,155.96

  2.Principal  Receivables  in  the  Trust;   Principal
    Funding Account.

    (a)The aggregate amount of Principal Receivables
       in the Trust as of the end of the related
       Due Period  (which reflects  the Principal
       Receivables  represented by both the Seller
       Certificate and the Investor  Certificates)......     $485,859,258.75

    (b)The amount of Principal Receivables in the
       Trust represented by the Investor Certificates
       (the "Investor  Interest") as of the end of the
       related Due Period ......................                       $0.00

    (c)The Investor Interest set  forth  in paragraph
       2(b) above as  a percentage of the aggregate
       amount of Principal Receivables set forth in
       paragraph 2(a)  above...................              N/A

    (d)The Invested Amount as of the end of the
       current Distribution Date................                       $0.00

    (e)The total amount to be depositedin the
       Principal Funding Account in respect of
       Collections of Principal Receivables on such
       Distribution Date...........................                    $0.00

    (f)The total amount on deposit in the Principal
       Funding  Account in respect of Collections of
       Principal Receivables on such Distribution Date
       (after giving effect to the deposit referred to
       in paragraph 2(e))...........................         $250,000,000.00

    (g)The total Fixed Amount payable by Sears under
       the Interest Rate Swap Agreement....                    $1,812,500.00

    (h)The Deficit Accumulation Amount (after  giving
       effect to the deposit referred to in paragraph 2(e)             $0.00

  3.Investor Charged-Off Amount.

    (a)The aggregate amount of Receivables charged-
       off as uncollectible during the related Due
       Period allocable to the Investor Certificates
       (the "Investor Charged-Off Amount")......                       $0.00

    (b)The Aggregate Investor Charged-Off Amount..                     $0.00

  4.Investor Losses; Reimbursement of Charge-Offs.

    (a)The excess of the Investor Charged-Off Amount
       set forth in paragraph 3(a) above over the sum
       of (i) payments in respect of the  Available
       Subordinated Amount and (ii) Excess Servicing,
       if any (an "Investor Loss").................                    $0.00

    (b)The amount of the Investor Loss set forth in
       paragraph  4(a)  above,  per $1,000 interest
       (which will have the effect of reducing, pro
       rata, the amount of each Investor Certificate-
       holder's investment)........................                    $0.00

    (c)The total amount reimbursed to the Trust in
       the current month from the sum of the Available
       Subordinated Amount and Excess Servicing, if
       any, in respect of Investor Losses  in prior
       months..........................................                $0.00

    (d)The amount set forth in paragraph 4(c) above,
       per $1,000 interest (which will have the effect
       of increasing,  pro rata,  the amount of each
       Investor Certificateholder's investment)......                  $0.00

    (e)The aggregate amount of Investor  Losses in
       the Trust as of the end of the current
       Distribution Date..........................                     $0.00

    (f)The amount set forth in paragraph 4(e) above,
       per $1,000 interest (which will have the effect
       of reducing, pro rata, the amount of each
       Investor Certificateholder's investment).......                 $0.00

  5.Investor Servicing Fee.

       The aggregate amount of the Investor Monthly
       Servicing  Fee payable by the Trust to the
       Servicer for the related Due Period.........                    $0.00

  6.Available Subordinated Amount.

    (a)The amount available to be applied pursuant
       to Section  4.03  as of the end of the current
       Distribution Date............................          $21,250,000.00

    (b)The amount set forth in  paragraph  6(a) above
       as a percentage of the Invested  Amount........                  0.00%

  7.Investor Excess Spread Analysis
                                                $                      % (1)
                                       ______________     ________________

    Allocated Yield (2)                           $0.00                 0.00%

    Less:
      Certificate Interest (3)                    $0.00                 0.00%
    Servicing Fees (4)                          $0.00                 0.00%
  Allocated Charge-Offs (5)                   $0.00                 0.00%
                                    ______________     ________________
Subtotal                                      $0.00                 0.00%

    Excess Spread                                 $0.00                 0.00%

    (1) Annualized percentage of the Investor Interest at the start of the related Due Period (Section B2(b) plus Section B2(e))
    (2)    See Section B1(c) above
    (3) Section A2 multiplied by Section B2(d) divided by $,1000 less Section B2(g)
    (4)    See Section B5 above
    (5)    See Section B3(a) above

  Note: Payment rate (aggregate collections/beg. receivables
           balance) for the related Due Period:                         6.48%

  8.Summary Delinquency Aging Information

       The aging of delinquent receivables is summarized
       as follows (1):
                                          July, 1995
       Delinquencies as a % of balances
          60 - 89 days past due...........         1.18%
          90 - 119 days past due..........         0.73%
          120 days or more past due.......         1.29%
       Total Delinquencies                         3.20%

    (1)An account is considered delinquent when it is past due a total of three or more scheduled monthly payments. Delinquencies as of
the end of each month are divided  by  balances at the beginning        of each
such month.


    The Pool Factor (which represents the ratio of the
    amount of the Invested  Amount as of  the end of
    the day on the current Distribution Date to the
    amount of the Investor Interest as of the Closing
    Date). The amount of an Investor Certificate-
    holder's pro rata share of the Invested  Amount
    can be determined by multiplying the original
    denomination of the Holder's  Investor Certificate
    by the Pool Factor...............................              0.0000000

                BANK OF AMERICA ILLINOIS,
                 as Trustee

                By:/S/ C.K. Duncan
                Title: Vice President